SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  April 6, 2005 (April 6, 2005)

SENECA GAMING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Not Applicable	333-117633	54-2122988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Fourth Street Niagara Falls, NY (Seneca Nation Territory)		14303
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 299-1100

Not Applicable
(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                     Termination of a Material Definitive Agreement.

The Seneca Niagara Falls Gaming Corporation (“SNFGC”) and Freemantle Limited have come to a mutual agreement to terminate the Term Loan Agreement, dated as of November 22, 2002 between the SNFGC, as Borrower, and Freemantle Limited, as Lender, as amended on December 6, 2002, and to allow SNFGC to prepay the term loan at a negotiated discount. The parties are in the process of finalizing a definitive agreement to effectuate the discounted prepayment. However, there can be no assurance that the parties will reach an agreement on mutually acceptable terms.

Item 5.02                     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 6, 2005, the board of director of the Seneca Gaming Corporation (“SGC”) announced the election of John Pasqualoni as interim President and Chief Executive Officer of SGC. The naming of John Pasqualoni as interim President and CEO follows the resignation of G. Michael Brown effective the same date. Mr. Brown resigned in order to return to his law practice in Atlantic City and pursue other interests. Mr. Brown will continue to assist the SGC as an outside consultant until the end of the year. A copy of Mr. Brown’s separation and consulting agreement is attached to this Current Report as Exhibit 10.1.  A copy of the press release announcing the election of Mr. Pasqualoni as interim President and CEO is attached to this Current Report as Exhibit 99.1. The SGC and Mr. Pasqualoni are negotiating the terms of a new employment agreement, which will be filed with the Securities and Exchange Commission upon execution by the parties.

John Pasqualoni has served as the Chief Operating Officer of the Seneca Niagara Casino since February 16, 2005.  Prior to his appointment as Chief Operating Officer, Mr. Pasqualoni served as Senior Vice President of Slot Operations/Marketing, a position he held since October 2002. Prior to joining the Seneca Niagara Casino, Mr. Pasqualoni was employed by Resorts International Hotel and Casino in Atlantic City from November 2001 to October 2002 and attained the position of Senior Vice President of Slot Operations/Promotions. From June 1999 to November 2001, Mr. Pasqualoni was a gaming industry consultant to Louisiana Downs and Resorts International Hotel and Casino. From March 1998 to June 1999, Mr. Pasqualoni was a partner at Top Gun Gaming, LLC, a slot machine development company. From 1993 to 1998, Mr. Pasqualoni was Vice President of Slot Operations and Casino Marketing at the Foxwoods Resort Casino. Additionally, he has worked in slot management positions at several casinos and hotel gaming complexes, including the Frontier Hotel in Las Vegas, Bally’s Park Place Casino, Tropicana Casino, the Hilton/Trump’s Castle and Trump Plaza Hotel Casino in Atlantic City and the Lucayan Beach Hotel Resort in the Bahamas.

Item 9.01                     Financial Statements and Exhibits.

The following exhibits are filed as a part of this Current Report on Form 8-K:

(c)                                  Exhibit

10.1         G. Michael Brown Severance Agreement.

99.1         Press Release Announcing Interim President and CEO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SENECA GAMING CORPORATION
(Registrant)

Date: April 6, 2005	/s/ Barry W. Brandon
	Name:	Barry W. Brandon
	Title:	Senior Vice President and General
Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1*	G. Michael Brown Severance Agreement.

99.1*	Press Release Announcing Interim President and CEO.

*Filed herewith